UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  July 3, 2002


         AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

                      State of Minnesota
(State or other Jurisdiction of Incorporation or Organization)




           0-16555                      41-1571166
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


 1300 Minnesota World Trade Center, St. Paul, Minnesota  55101
           (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


 (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On July 3, 2002, the Partnership sold an Applebee's restaurant in Victoria, Texas to Ford Tex Investments, Inc., who is not affiliated with the Partnership. The Partnership received net proceeds of approximately $670,000, which resulted in a net gain of approximately $-0-.

Item 7. Financial Statements and Exhibits.

         (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on January 1, 2001, the Partnership's Investments in Real Estate would have been reduced by $800,000 and its Current Assets (cash) would have increased by $670,000 and Partner's Capital would have decreased by $130,000.

             The Total Income for the Partnership would have decreased from $558,453 to $537,942 for the year ended December 31, 2001 if the Partnership had not owned the property during the period. There would have been no effect in Total Income for the three months ended March 31, 2002.

             Depreciation  Expense  would  have  decreased   by
             $18,604  and  $4,651 for the year  ended  December
             31, 2001 and the three months ended March 31, 2002, respectively.

             Real   Estate   Impairment  Expense   would   have
             decreased  by $106,745 for the three months  ended
             March 31, 2002.

             Partnership Administration and Property Management Expense would have decreased by $55,876 and $11,049 for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $101,330 to $155,299 and from $(46,921) to
             $75,524 would have resulted in Net Income of $8.46 and $4.81 per Limited Partnership Unit outstanding for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.


         (c) Exhibits

                         Exhibit   10.1  -  Purchase  Agreement
                         dated  April  11,  2002  between   the
                         Partnership  and Ford Tex Investments,
                         Inc.  relating to the property at 6409
                         North  Navarro  Road, Victoria,  Texas
                         (incorporated by reference to  Exhibit
                         10.1  of  Form 8-K filed on April  30,
                         2002).


                          SIGNATURES

      Pursuant  to the requirements of the Securities  Exchange
Act  of 1934, the registrant has duly caused this report to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                              AEI REAL ESTATE FUND XVI
                              LIMITED PARTNERSHIP

                              By:  AEI Fund Management  XVI, Inc.
                              Its: Managing General Partner


Date:  July 12, 2002          /s/  Mark E Larson
                              By:  Mark E. Larson
                              Its: Chief Financial Officer